UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYPRESSFIRST ISSUES STATEMENT REGARDING ELIMINATION OF CUMULATIVE VOTING AT CYPRESS SEMICONDUCTOR

Looks Forward to Participating in Proxy Contest under Straightforward System of Plurality Voting Rules

CypressFirst Will Run Nominees Camillo Martino and Dan McCranie against Cypress Executive Chairman Ray Bingham and Lead Independent Director Eric Benhamou

SAN JOSE, C.A., March 23, 2017— Camillo Martino and J. Daniel McCranie, nominees for election to the Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress” or “the Company”) Board of Directors at the 2017 Annual Meeting of Stockholders, and T.J. Rodgers, founder and former CEO of Cypress and the Company’s largest individual stockholder, (collectively “CypressFirst”) today issued the following statement related to the outcome of Cypress’s consent solicitation to amend its charter to eliminate cumulative voting in the election of directors (“Consent Solicitation”):

“We are pleased that our fellow stockholders have had the opportunity to voice their opinion and determine the rules under which the upcoming election of directors will be conducted. Our respect for the right of stockholders to make that determination is why we voted our shares proportionally with all other stockholders. We will now have a contested election where the seven candidates that receive the most votes will be elected under a plurality voting standard.

“Stockholders now have a clear choice under the newly approved election standards. They can vote on the GOLD proxy card for our two highly qualified nominees Dan McCranie and Camillo Martino and five incumbent Cypress directors (excluding executive chairman Ray Bingham and lead independent director Eric Benhamou), or on the Cypress white card for all seven of the incumbent directors, including Mr. Bingham and Mr. Benhamou, the two men with what we believe to be the greatest responsibility for the Company’s significant governance deficiencies – Mr. Bingham’s simultaneous employment by Canyon Bridge, a private equity firm back by the People’s Republic of China that competes with Cypress in semiconductor M&A; the unnecessary and excessive compensation paid to Mr. Bingham; and Mr. Benhamou’s failure to deal with these serious problems.

“With their deep experience both as former CEOs and board members of semiconductor companies that design, manufacture and sell advanced integrated circuits, Dan McCranie and Camillo Martino believe they can help the Board enhance stockholder value, eliminate ethical and corporate governance violations at the Board level and effectively work with Cypress’s chief executive officer without requiring compensation beyond what is received by Cypress’s other outside directors.

“While we look forward to approaching this election on a plurality basis, it should not escape notice that the Consent Solicitation that produced this result appears to us to have been a misguided attempt by the Company to keep our candidates from being elected under the pretense of improving corporate governance. This has not gone unnoticed by the leading independent proxy advisory firms. Institutional Shareholder Services noted that the timing of the Consent Solicitation ‘certainly raises some concern,’ and Glass-Lewis recognized the ‘somewhat cynical nature of this consent solicitation.’”

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of the Company. Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. Rodgers, McCranie and Martino have filed a preliminary proxy statement (the “CypressFirst Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. McCranie and Martino own 25,000 and 10,000 shares, respectively, of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the CypressFirst Proxy Statement and may be included in other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing the definitive CypressFirst Proxy Statement with the SEC, Rodgers, McCranie and Martino intend to mail the definitive CypressFirst Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS, McCRANIE AND MARTINO HAVE FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement and any other related documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: CypressFirst@mackenziepartners.com.

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

212-371-5999 / 415-926-7961

JRJ@abmac.com

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

About Camillo Martino

Camillo Martino has served as a member of the Board of Directors of MagnaChip Semiconductor Corp. since August 2016. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc., a private company, since April 2015. Previously, he served as director and CEO of Silicon Image, Inc.; COO at SAI Technology Inc.; and President, CEO and Director of Cornice Inc. He also served as Executive Vice President and COO of chipmaker Zoran Corporation. His career began at National Semiconductor Corporation, where he held multiple positions over a nearly 14-year tenure at the Company.

About J. Daniel McCranie

J. Daniel McCranie is currently Chairman at ON Semiconductor Corp. and previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. He has served on the Board of Directors at Mentor Graphics Corp. since 2012. He served on the Board of Directors of Cypress Semiconductor Corp. from 2005 through 2014. He has served as Chairman of Actel Corporation, Chairman of Virage Logic, Inc, Chairman of Xicor Corporation, and Board Director of California Microdevices, Inc. McCranie was previously employed as Executive Vice President- Sales & Applications by Cypress Semiconductor Corp., President & Chief Executive Officer by Virage Logic Corp., Vice President-Sales & Marketing by Cypress Semiconductor Corp., and Chairman, President & Chief Executive Officer by SEEQ Technology, Inc.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.